Exhibit 99.2

SL Green Realty Corp.

Second Quarter

Supplemental Data

June 30, 2010

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2010 that will be released on Form 10-Q to be filed on or before August 9, 2010.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-30

Structured Finance	31-33

Property Data
Composition of Property Portfolio	34-36
Top Tenants	37
Tenant Diversification	38
Leasing Activity Summary	39-42
Lease Expiration Schedule	43-44

Summary of Acquisition/Disposition Activity	45-47
Supplemental Definitions	48
Corporate Information	49

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments.  This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2010 UNAUDITED

FINANCIAL RESULTS

New York, NY, July 26, 2010 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $81.5 million, or $1.02 per share (diluted), after transaction costs ($0.06 per share diluted) for the quarter ended June 30, 2010, compared to $83.5 million, or $1.20 per share (diluted), for the same quarter in 2009.

Net income attributable to common stockholders totaled $137.0 million, or $1.75 per share (diluted) for the quarter ended June 30, 2010, compared to net income of $12.5 million, or $0.18 per share (diluted), for the same quarter in 2009.  The results for the second quarter ended June 30, 2010 included $1.59 per share (diluted) relating to a gain on the sale of the Company’s interest in 1221 Avenue of the Americas.

Results for the quarter ended June 30, 2010 included approximately $4.1 million of transaction-related costs which are required to be expensed under new guidelines that took effect in January 2009.  Approximately $0.6 million of additional transaction related costs are reflected as a reduction in our equity in net income from unconsolidated joint ventures.

Funds available for distribution, or FAD, for the second quarter of 2010 was $0.67 per share (diluted) compared to $0.96 per share (diluted) in the prior year, a 30.2% decrease.

The Company’s dividend payout ratio for the second quarter of 2010 was 9.8% of FFO and 15.0% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $259.7 million in the second quarter of 2010 compared to $252.0 million in the prior year.  The $7.7 million increase in revenue resulted primarily from the following items:

•                  $1.3 million increase from same-store properties,

•                  $5.3 million increase in preferred equity and investment income,

•                  $3.9 million decrease in other income, and

•                  $5.0 million increase from properties that were non-same-store properties and other entities.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $140.1 million compared to $138.0 million in the prior year.  The following items drove the $2.1 million increase in EBITDA:

•                  $1.4 million increase from same-store properties,

•                  $1.2 million decrease from properties that were not same-store-properties,

•                  $5.3 million increase in preferred equity and investment income primarily due to the gain on sale of a structured finance investment in 2010.  The weighted-average structured finance investment balance for the quarter was $814.2 million compared to $665.6 million in the prior year second quarter.  The weighted-average yield for the quarter was 8.14% compared to 8.31% in the prior year,

FINANCIAL HIGHLIGHTS SECOND QUARTER 2010 UNAUDITED

•                  $6.8 million decrease from lower contributions to equity in net income from unconsolidated joint ventures primarily from 800 Third Avenue ($0.2 million), 600 Lexington Avenue ($0.5 million), 1221 Avenue of the Americas ($3.8 million) and 1515 Broadway ($3.3 million).  This was partially offset by higher contributions to equity in net income primarily from 100 Park Avenue ($1.6 million) and 717 Fifth Avenue ($0.3 million),

•                  $40.6 million increase from lower loan loss reserves and other write-offs,

•                  $4.5 million decrease from higher MG&A expense and transaction related costs, and

•                  $32.7 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($28.0 million).

SAME-STORE RESULTS

Consolidated Properties

Same-store second quarter 2010 GAAP NOI was $129.2 million compared to $129.1 million in the prior year.  Operating margins before ground rent increased from 61.58% to 61.75%.

The $0.1 million increase in GAAP NOI was primarily due to:

•                  $3.2 million (1.7%) increase in rental revenue,

•                  $1.9 million (6.0%) decrease in escalation and reimbursement revenue due to lower operating expenses,

•                  $0.4 million (36.7%) increase in investment and other income primarily due to higher lease buy-out income,

•                  $0.7 million (1.5%) increase in operating expenses, primarily driven by reductions in utilities, which were offset by increases in payroll costs, repairs and maintenance and insurance costs,

•                  $0.3 million (3.6%) decrease in ground rent expense, and

•                  $1.2 million (3.3%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties second quarter 2010 GAAP NOI increased $0.1 million (0.2%) to $45.0 million compared to the prior year.  Operating margins before ground rent increased from 74.8% to 75.0%.

The $0.1 million increase in GAAP NOI was primarily due to:

•                  $0.2 million (0.3%) increase in rental revenue primarily,

•                  $0.2 million (4.5%) decrease in escalation and reimbursement revenues,

•                  $0.2 million (2.6%) decrease in operating expenses primarily driven by reductions in utilities, which was offset by increases in payroll costs, and

•                  $0.1 million (1.3%) increase in real estate taxes.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2010 UNAUDITED

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $867.4 million at June 30, 2010, an increase of approximately $82.8 million from the balance at December 31, 2009.  The increase resulted from new investments exceeding positions sold, reserved or foreclosed.  During the second quarter we made three new structured finance investments for approximately $84.9 million, all of which are directly or indirectly collateralized by commercial office properties and received paydowns totaling approximately $10.7 million.  During the second quarter, the Company also recorded approximately $5.0 million in additional reserves against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 3.0 years and had a weighted average yield for the quarter ended June 30, 2010 of 9.4%, exclusive of loans totaling $111.4 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at March 31, 2010 was 1,971,879 useable square feet net of holdover tenants.  During the quarter, 342,707 additional useable office, retail and storage square feet became available at an average escalated cash rent of $57.51 per rentable square foot.  The Company acquired 19,300 of available usable square feet in connection with the closing of the 600 Lexington Avenue transaction.  The company sold 238,201 of available useable square feet in connection with the sale of 1221 Avenue of the Americas.  Space available to lease during the quarter totaled 2,095,685 useable square feet, or 9.5% of the total Manhattan portfolio.

During the second quarter, 49 Manhattan office leases, including early renewals, were signed totaling 461,492 rentable square feet.  New cash rents averaged $40.09 per rentable square foot.  Replacement rents were 4.4% lower than rents on previously occupied space, which had fully escalated cash rents averaging $41.95 per rentable square foot.  The average lease term was 7.7 years and average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $23.72 per rentable square foot.

Suburban vacancy at March 31, 2010 was 862,253 usable square feet net of holdover tenants.  During the quarter, 80,097 additional useable office and storage square feet became available at an average escalated cash rent of $31.08 per rentable square foot.  Space available to lease during the quarter totaled 942,350 useable square feet, or 13.8% of the total Suburban portfolio.

During the second quarter, 22 Suburban office leases, including early renewals, were signed totaling 103,076 rentable square feet.  New cash rents averaged $30.80 per rentable square foot.  Replacement rents were 2.6% lower than rents on previously occupied space, which had fully escalated cash rents averaging $31.63 per rentable square foot.  The average lease term was 5.2 years and average tenant concessions were 3.1 months of free rent with a tenant improvement allowance of $12.47 per rentable square foot.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2010 UNAUDITED

The Company also signed a total of 16 retail and storage leases, including early renewals, for 66,898 rentable square feet.  The average lease term was 9.9 years and tenant concessions were 2.5 months of free rent with a tenant improvement allowance of $5.31 per rentable square foot.

REAL ESTATE ACTIVITY

In May 2010, Green Hill Acquisition LLC (“GHA”), a wholly owned subsidiary of the Company, sold its 45% beneficial interest in the property known as 1221 Avenue of the Americas, located in Manhattan to a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), for total consideration of $577.4 million, subject to certain working capital adjustments, of which approximately $95.9 million represents the payment for existing reserves and the assumption of our pro-rata share of in-place financing. The sale generated net proceeds to us of approximately $500.9 million. We recognized a gain on the sale of our interest of approximately $126.8 million.

In May 2010, the Company entered into an agreement to acquire 125 Park Avenue, a Manhattan office tower, for $330 million. In connection with the acquisition, the Company will assume $146.25 million of in-place financing. The 5.748% interest-only loan matures in October 2014. Subject to the satisfaction of certain conditions prior to the closing, the acquisition of the property at 125 Park Avenue is expected to close during the third quarter of 2010.

In May 2010, the Company, through a joint venture with CPPIB, acquired 600 Lexington Avenue for $193.0 million. In connection with the transaction, the joint venture assumed $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

FINANCING/ CAPITAL ACTIVITY

In April 2010, the Company completed a tender offer and purchased $13.0 million of the 3.00% Exchangeable Senior Notes due 2027, $13.2 million of the 4.00% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.150% Senior Unsecured Notes due 2011 and $50.0 million of the 5.875% Senior Unsecured Notes due 2014.

The Company repurchased approximately $102.2 million of its 4.00% Exchangeable Senior Debentures since January 1, 2010, exclusive of the notes repurchased as part of the tender offer noted above. Following the repurchases, approximately $0.66 million aggregate principal amount of these debentures remain outstanding.

In April 2010, the Company closed on a $104.0 million term loan secured by the Company’s interest in a structured finance investment. This interest only loan bears interest at the rate of 250 basis points above the 30-day LIBOR.  The loan matures in April 2012, has a one-year extension option and is prepayable at any time without penalty.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2010 UNAUDITED

In June 2010, the Company closed on a $30.0 million term loan secured by the Company’s interest in a structured finance investment. This interest only loan, which bears interest at the rate of 90 basis points above the 30-day LIBOR, carries an effective all-in fixed interest rate of 3.195%.  This loan matures in June 2016.

Dividends

In June 2010, the Company declared a dividend of $0.10 per share of common stock for the second quarter of 2010.  The dividend was payable July 15, 2010 to stockholders of record on the close of business on June 30, 2010.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In June 2010, the Company also declared a dividend on its Series C preferred stock for the period April 15, 2010 through and including July 14, 2010, of $0.4766 per share, payable July 15, 2010 to stockholders of record on the close of business on June 30, 2010.  The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9064 per share of Series C preferred stock.

In June 2010, the Company also declared a dividend on its Series D preferred stock for the period April 15, 2010 through and including July 14, 2010, of $0.4922 per share, payable July 15, 2010 to stockholders of record on the close of business on June 30, 2010. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9688 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
June 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2010		3/31/2010		12/31/2009	9/30/2009	6/30/2009

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$1.75		$0.19		$(0.07)	$(0.03)	$0.18
Funds from operations available to common stockholders - diluted	$1.02		$1.07		$0.87	$0.98	$1.20
Funds available for distribution to common stockholders - diluted	$0.67		$0.67		$0.59	$0.76	$0.96

Common Share Price & Dividends
At the end of the period	$55.04		$57.27		$50.24	$43.85	$22.94
High during period	$67.69		$57.60		$52.74	$46.81	$26.70
Low during period	$55.04		$44.18		$37.72	$18.66	$10.68
Common dividends per share	$0.100		$0.100		$0.100	$0.100	$0.100
FFO payout ratio	9.80%		9.39%		11.49%	10.16%	8.35%
FAD payout ratio	15.00%		14.84%		16.96%	13.16%	10.46%

Common Shares & Units
Common shares outstanding	78,209		77,924		77,514	76,841	76,820
Units outstanding	1,211		1,408		1,684	2,330	2,336
Total common shares and units outstanding	79,420		79,332		79,198	79,171	79,156

Weighted average common shares and units outstanding - basic	79,371		79,325		79,179	79,168	69,699
Weighted average common shares and units outstanding - diluted	79,791		79,760		79,454	79,274	69,742

Market Capitalization
Market value of common equity	$4,371,277		$4,543,344		$3,978,908	$3,471,648	$1,815,839
Liquidation value of preferred equity	392,500		392,500		257,500	257,500	257,500
Consolidated debt	4,558,947		4,776,401		4,892,688	4,915,667	4,962,631
Consolidated market capitalization	$9,322,724		$9,712,245		$9,129,096	$8,644,815	$7,035,970
SLG portion of JV debt	1,820,107		1,847,234		1,848,721	1,909,878	1,888,898
Combined market capitalization	$11,142,831		$11,559,479		$10,977,817	$10,554,693	$8,924,868

Consolidated debt to market capitalization	48.90%		49.18%		53.59%	56.86%	70.53%
Combined debt to market capitalization	57.25%		57.30%		61.41%	64.67%	76.77%
Debt to total assets - unsecured credit facility covenant	44.60%		46.80%		48.00%	47.70%	42.20%

Consolidated debt service coverage	2.57		2.64		2.78	2.90	3.27
Consolidated fixed charge coverage	2.07		2.14		2.29	2.39	2.70
Combined fixed charge coverage	1.80		1.85		2.01	2.09	2.34

Portfolio Statistics (Manhattan)
Consolidated office buildings	22		22		21	21	21
Unconsolidated office buildings	8		8		8	8	8
	30		30		29	29	29

Consolidated office buildings square footage	14,829,700		14,829,700		13,782,200	13,782,200	13,782,200
Unconsolidated office buildings square footage	7,182,515		9,429,000		9,429,000	9,429,000	9,429,000
	22,012,215		24,258,700		23,211,200	23,211,200	23,211,200

Quarter end occupancy - Manhattan portfolio	94.4	%(1)	94.0	%(1)	95.0%	95.7%	96.2%
Quarter end occupancy- same store - Manhattan consolidated	95.2%		95.9%		96.0%	97.0%	97.0%
Quarter end occupancy- same store - combined (consolidated + joint venture)	94.7%		94.8%		95.8%	96.5%	96.2%

(1) Excludes 100 Church Street, which the Company took ownership of in January 2010.

Supplemental Information	Second Quarter 2010

SL Green Realty Corp.
Key Financial Data
June 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Selected Balance Sheet Data
Real estate assets before depreciation	$8,333,310	$8,387,102	$8,257,100	$8,214,233	$8,226,378
Investments in unconsolidated joint ventures	$775,765	$1,053,754	$1,058,369	$971,111	$978,340
Structured finance investments	$867,393	$786,138	$784,620	$614,466	$534,518

Total assets	$10,408,034	$10,514,240	$10,487,577	$10,533,934	$10,595,050

Fixed rate & hedged debt	$3,249,291	$3,535,954	$3,316,081	$3,336,096	$3,337,388
Variable rate debt	1,309,656	1,240,447	1,576,607	1,579,571	1,625,243
Total consolidated debt	$4,558,947	$4,776,401	$4,892,688	$4,915,667	$4,962,631

Total liabilities	$5,141,952	$5,370,610	$5,489,830	$5,538,371	$5,585,591

Fixed rate & hedged debt - including SLG portion of JV debt	$4,509,858	$4,785,853	$4,565,980	$4,585,995	$4,582,716
Variable rate debt - including SLG portion of JV debt	1,869,196	1,837,782	2,175,429	2,239,550	2,268,813
Total combined debt	$6,379,054	$6,623,635	$6,741,409	$6,825,545	$6,851,529

Selected Operating Data
Property operating revenues	$229,680	$230,054	$222,755	$222,349	$223,307
Property operating expenses	100,906	104,974	96,654	97,887	96,675
Property operating NOI	$128,774	$125,080	$126,101	$124,462	$126,632
NOI from discontinued operations	—	—	—	341	358
Total property operating NOI	$128,774	$125,080	$126,101	$124,803	$126,990

SLG share of property NOI from JVs	$50,485	$55,021	$56,133	$55,183	$54,808
Structured finance income	$20,788	$20,379	$16,911	$16,266	$15,533
Other income	$9,253	$8,200	$6,946	$10,988	$13,165
Gain (Loss) on early extinguishment of debt	$(1,276)	$(113)	$606	$8,368	$29,321

Loan loss and other investment reserves	$4,985	$6,000	$26,832	$16,100	$45,577

Marketing general & administrative expenses	$18,379	$18,398	$19,255	$18,869	$17,946

Consolidated interest	$57,649	$57,479	$54,195	$65,570	$57,012
Combined interest	$79,755	$79,017	$74,735	$85,532	$76,716
Preferred dividend	$7,545	$7,116	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	49	47	24	28	29
Total office square footage leased	461,492	501,321	423,850	251,888	328,780

Average rent psf - new leases	$40.09	$45.00	$33.05	$47.31	$51.10
Previously escalated rents psf	$41.95	$47.39	$32.28	$44.98	$40.15
Percentage of new rent over previously escalated rents	-4.4%	-5.1%	2.4%	5.2%	27.3%
Tenant concession packages psf	$23.72	$28.31	$14.36	$56.19	$53.68
Free rent months	2.8	5.5	1.7	6.9	4.0

SL Green Realty Corp.
Key Financial Data
June 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Selected Operating Data (Suburban)
Property operating revenues	$27,305	$27,453	$29,358	$28,482	$28,018
Property operating expenses	13,329	13,083	13,393	12,865	12,598
Property operating NOI	$13,976	$14,370	$15,965	$15,617	$15,420
NOI from discontinued operations	—	—	—	341	358
Total property operating NOI	$13,976	$14,370	$15,965	$15,958	$15,778

SLG share of property NOI from JV	$4,444	$5,096	$4,585	$4,291	$4,251

Other income	$707	$2,507	$354	$342	$657

Consolidated interest	$1,133	$1,126	$1,181	$1,371	$1,504
Combined interest	$3,300	$3,200	$3,167	$3,383	$3,480

Portfolio Statistics (Suburban)
Consolidated office buildings	25	25	25	25	26
Unconsolidated office buildings	6	6	6	6	6
	31	31	31	31	32

Consolidated office buildings square footage	3,863,000	3,863,000	3,863,000	3,863,000	4,008,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,804,700	6,804,700	6,804,700	6,949,700

Quarter end occupancy - suburban portfolio	87.9%	88.1%	88.7%	90.4%	90.3%

Office Leasing Statistics (Suburban)
Total office leases signed	22	31	29	24	22
Total office square footage leased	103,076	214,931	345,992	155,960	160,975

Average rent psf - new leases	$30.80	$28.57	$28.89	$29.46	$31.59
Previously escalated rents psf	$31.63	$32.06	$29.72	$31.23	$31.34
Percentage of new rent over previously escalated rents	-2.6%	-10.9%	-2.8%	-5.7%	0.8%
Tenant concession packages psf	$12.47	$11.24	$14.44	$18.40	$8.15
Free rent months	3.1	3.4	7.8	3.9	3.1

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,392,730	$1,411,560	$1,379,052	$1,378,843	$1,385,182
Buildings & improvements fee interest	5,647,490	5,682,183	5,585,584	5,552,888	5,560,966
Buildings & improvements leasehold	1,280,882	1,281,151	1,280,256	1,270,294	1,268,022
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,333,310	$8,387,102	$8,257,100	$8,214,233	$8,226,378
Less accumulated depreciation	(832,436)	(790,171)	(738,422)	(685,062)	(635,415)
	$7,500,874	$7,596,931	$7,518,678	$7,529,171	$7,590,963
Other real estate investments:
Investment in and advances to unconsolidated joint ventures	775,765	1,053,754	1,058,369	971,111	978,340
Structured finance investments, net	867,393	786,138	784,620	614,466	534,518

Assets held for sale, net	—	992	992	992	76,657
Cash and cash equivalents	339,577	167,654	343,715	634,072	676,768
Restricted cash	157,515	170,318	94,495	91,355	87,154
Investment in marketable securities	72,993	78,048	58,785	53,053	13,561
Tenant and other receivables, net of $13,893 reserve at 6/30/10	22,734	22,980	22,483	27,884	31,666
Related party receivables	6,026	3,218	8,570	8,585	9,519
Deferred rents receivable, net of reserve for tenant credit loss of $24,603 at 6/30/10	184,739	176,601	166,981	160,819	156,685
Deferred costs, net	147,605	151,856	139,257	138,980	135,520
Other assets	332,813	305,750	290,632	303,446	303,699

Total Assets	$10,408,034	$10,514,240	$10,487,577	$10,533,934	$10,595,050

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Liabilities and Equity
Mortgage notes & other loans payable	$2,800,866	$2,723,146	$2,595,552	$2,599,416	$2,570,085
Unsecured notes	858,081	1,053,255	823,060	842,175	873,046
Revolving credit facility	800,000	900,000	1,374,076	1,374,076	1,419,500
Accrued interest and other liabilities	24,645	23,002	34,734	44,737	38,177
Accounts payable and accrued expenses	144,168	137,278	125,982	121,875	125,267
Deferred revenue	325,228	344,772	349,669	368,753	376,143
Capitalized lease obligations	16,979	16,930	16,883	16,837	16,791
Deferred land lease payable	18,140	18,076	18,013	17,922	17,831
Dividends and distributions payable	14,228	14,248	12,006	12,006	12,014
Security deposits	39,617	39,903	39,855	40,574	36,737
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,141,952	$5,370,610	$5,489,830	$5,538,371	$5,585,591

Noncontrolling interest in operating partnership (1,211 units outstanding) at 6/30/10	66,640	80,642	84,618	102,174	89,035

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	274,000	274,149	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 81,570 issued and outstanding at 6/30/10	816	813	809	802	802
Additional paid–in capital	3,563,980	3,542,197	3,525,901	3,489,037	3,481,518
Treasury stock (3,360 shares) at 6/30/10	(302,705)	(302,705)	(302,705)	(302,705)	(302,705)
Accumulated other comprehensive loss	(30,305)	(21,902)	(33,538)	(42,497)	(32,285)
Retained earnings	1,081,895	949,083	949,669	973,554	996,051
Total SL Green Realty Corp. stockholders’ equity	4,684,002	4,537,956	4,388,438	4,366,493	4,391,683

Noncontrolling interest in other partnerships	515,440	525,032	524,691	526,896	528,741

Total equity	$5,199,442	$5,062,988	$4,913,129	$4,893,389	$4,920,424

Total liabilities and equity	$10,408,034	$10,514,240	$10,487,577	$10,533,934	$10,595,050

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2010	2009	2010	2010	2009
Revenues
Rental revenue, net	$199,719	$191,917	$198,586	$398,306	$387,547
Escalation and reimbursement revenues	29,961	31,390	31,468	61,429	65,019
Investment income	20,788	15,533	20,379	41,167	32,431
Other income	9,253	13,165	8,200	17,453	29,444
Total Revenues, net	259,721	252,005	258,633	518,355	514,441

Equity in net income from unconsolidated joint ventures	10,005	16,828	15,376	25,381	29,901
Gain (loss) on early extinguishment of debt	(1,276)	29,321	(113)	(1,389)	77,033

Operating expenses	54,619	52,110	58,766	113,385	107,204
Ground rent	7,679	8,046	7,821	15,501	16,092
Real estate taxes	38,608	36,519	38,387	76,995	73,269
Loan loss and other investment reserves	4,985	45,577	6,000	10,985	107,577
Transaction related costs	4,104	—	1,058	5,162	—
Marketing, general and administrative	18,379	17,946	18,398	36,778	35,868
Total Operating Expenses	128,374	160,198	130,430	258,806	340,010

EBITDA	140,076	137,956	143,466	283,541	281,365

Interest expense, net of interest income	57,649	56,743	57,479	115,128	116,740
Amortization of deferred financing costs	1,792	1,476	2,516	4,308	2,912
Depreciation and amortization	56,905	54,888	57,052	113,957	109,352
Loss (gain) on equity investment in marketable securities	—	(126)	285	285	681

Income (Loss) from Continuing Operations	23,730	24,975	26,134	49,863	51,680

Income (loss) from discontinued operations	—	(705)	—	—	(990)
Gain (loss) on sale of discontinued operations	—	—	—	—	6,572
Equity in net gain (loss) on sale of joint venture property / real estate	126,769	(2,693)	—	126,769	6,848
Net Income	150,499	21,577	26,134	176,632	64,110

Net income attributable to noncontrolling interests	(5,916)	(4,065)	(3,939)	(9,855)	(8,862)

Net Income (Loss) Attributable to SL Green Realty Corp	144,583	17,512	22,195	166,777	55,248

Dividends on perpetual preferred shares	7,545	4,969	7,116	14,660	9,938

Net Income (Loss) Attributable to Common Stockholders	$137,038	$12,543	$15,079	$152,117	$45,310

Earnings per Share
Net income (loss) per share (basic)	$1.76	$0.19	$0.19	$1.95	$0.73
Net income (loss) per share (diluted)	$1.75	$0.18	$0.19	$1.94	$0.73

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2010	2009	2010	2010	2009
Funds from operations
Net Income (Loss) Attributable to Common Stockholders		$137,038	$12,543	$15,079	$152,117	$45,310

Add:	Depreciation and amortization	56,905	54,888	57,052	113,957	109,352
	Discontinued operations depreciation adjustments	—	298	—	—	632
	Joint ventures depreciation and noncontrolling interests adjustments	8,721	9,322	8,770	17,492	20,587
	Net income attributable to noncontrolling interests	5,916	4,065	3,939	9,855	8,862
	Loss (gain) on equity investment in marketable securities	—	(126)	285	285	681
Less:	Gain (loss) on sale of discontinued operations	—	—	—	—	6,572
	Equity in net gain (loss) on sale of joint venture property / real estate	126,769	(2,693)	—	126,769	6,848
	Non-real estate depreciation and amortization	358	170	172	530	374
	Funds From Operations	$81,453	$83,513	$84,953	$166,407	$171,630

	Funds From Operations - Basic per Share	$1.03	$1.20	1.07	$2.10	$2.66

	Funds From Operations - Diluted per Share	1.02	$1.20	1.07	$2.09	$2.65

Funds Available for Distribution
FFO		$81,453	$83,513	$84,953	166,407	171,630

Add:	Non real estate depreciation and amortization	358	170	172	530	374
	Amortization of deferred financing costs	1,792	1,476	2,516	4,308	2,912
	Non-cash deferred compensation	8,572	7,207	3,028	11,600	14,800
Less:	FAD adjustment for Joint Ventures	11,020	8,800	10,881	21,901	35,004
	FAD adjustment for discontinued operations	—	23	—	—	77
	Straight-line rental income and other non cash adjustments	18,358	9,701	17,267	35,625	21,902
	Second cycle tenant improvements	3,450	1,238	2,811	6,261	2,175
	Second cycle leasing commissions	2,810	3,000	4,343	7,153	5,422
	Revenue enhancing recurring CAPEX	434	93	34	468	278
	Non-revenue enhancing recurring CAPEX	2,909	2,857	1,569	4,478	3,281

Funds Available for Distribution		$53,194	$66,654	$53,764	$106,959	$121,578
	Diluted per Share	$0.67	$0.96	$0.67	$1.34	$1.88
First Cycle Leasing Costs
	Tenant improvements	6,770	3,919	617	7,387	9,313
	Leasing commissions	865	43	1,186	2,051	365

Funds Available for Distribution after First Cycle Leasing Costs		$45,559	$62,692	$51,961	$97,521	$111,900

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.57	$0.90	$0.65	$1.22	$1.73

Redevelopment Costs		$3,314	$6,996	2,925	$6,239	$15,579

Payout Ratio of Funds From Operations		9.80%	8.35%	9.39%	9.59%	17.90%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		15.00%	10.46%	14.84%	14.92%	25.27%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2009	$151,981	$96,321	$809	$3,525,901	$(302,705)	$949,669	$524,691	$(33,538)	$4,913,129

Net Income attributable to SL Green						166,777	7,097		173,874
Preferred Dividend						(14,660)			(14,660)
Cash distributions declared ($0.20 per common share)						(15,951)			(15,951)
Cash distributions to noncontrolling interests							(6,816)		(6,816)
Comprehensive Income - Unrealized loss on derivative instruments								(3,305)	(3,305)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JVs								(2,346)	(2,346)
Comprehensive Income - Unrealized gain on investments								8,884	8,884
Net proceeds from preferred stock offering	122,019								122,019
Net proceeds from exercise of stock options			1	2,742					2,743
Redemption of units and dividend reinvestment proceeds			5	23,336					23,341
Reallocation of noncontrolling interests in the operating partnership						(3,940)			(3,940)
Deconsolidation of real estate investments							(9,532)		(9,532)
Deferred compensation plan			1	401					402
Amortization of deferred compensation				11,600					11,600
Balance at June 30, 2010	$274,000	$96,321	$816	$3,563,980	$(302,705)	$1,081,895	$515,440	$(30,305)	$5,199,442

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2009	77,514,292	1,684,283		79,198,575	—	79,198,575

YTD share activity	695,100	(473,535)		221,565		221,565
Share Count at June 30, 2010 - Basic	78,209,392	1,210,748	—	79,420,140	—	79,420,140

Weighting Factor	(273,870)	202,271	422,421	350,822		350,822
Weighted Average Share Count at June 30, 2010 - Diluted	77,935,522	1,413,019	422,421	79,770,962	—	79,770,962

TAXABLE INCOME Unaudited ($000’s omitted)

	Six Months Ended
	June 30,	June 30,
	2010	2009

Net Income Attributable to Common Stockholders	$152,117	$45,310
Book/Tax Depreciation Adjustment	(21,631)	28,576
Book/Tax Gain Recognition Adjustment	(105,441)	(29,283)
Book/Tax JV Net Equity Adjustment	(16,260)	4,720
Other Operating Adjustments	9,931	18,225
C-corp Earnings	(2,841)	(2,251)
Taxable Income (Projected)	$15,875	$65,297

Deemed dividend per share	$0.20	$0.85
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	79,371	76,820

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of interests in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	June 30, 2010		June 30, 2009
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,404,878	$683,647	$1,528,141	$727,623
Buildings & improvements fee interest	4,156,737	1,758,661	4,756,496	1,988,440
Buildings & improvements leasehold	264,964	131,240	262,478	129,996
	5,826,579	2,573,548	6,547,115	2,846,059
Less accumulated depreciation	(429,074)	(188,615)	(427,598)	(189,875)

Net real estate	$5,397,505	$2,384,933	$6,119,517	$2,656,184

Cash and cash equivalents	81,055	36,870	105,758	45,025
Restricted cash	36,028	14,852	38,991	16,810
Tenant receivables, net of $2,248 reserve at 6/30/10	19,018	7,614	13,093	5,030
Deferred rents receivable, net of reserve for tenant credit loss of $2,832 at 6/30/10	176,201	89,107	166,453	82,763
Deferred costs, net	123,114	53,055	118,796	49,705
Other assets	157,813	60,275	170,941	62,960

Total assets	$5,990,734	$2,646,706	$6,733,549	$2,918,477

Mortgage loans payable	$4,096,357	$1,820,107	$4,273,697	$1,888,898
Derivative instruments-fair value	41,207	20,850	33,612	17,009
Accrued interest payable	12,636	5,697	10,303	4,552
Accounts payable and accrued expenses	60,099	26,461	87,258	36,690
Deferred revenue	125,846	45,243	145,009	49,422
Security deposits	8,303	4,125	7,464	3,417
Contributed Capital (1)	1,646,286	724,223	2,176,206	918,489

Total liabilities and equity	$5,990,734	$2,646,706	$6,733,549	$2,918,477

As of June 30, 2010 the Company had twenty one unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 50% interest in The Meadows (increased from 25% in October 2009), a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008), a 32.75% interest in 717 Fifth Avenue, a 50% interest in 141 Fifth Avenue, a 50% interest in 180/182 Broadway and a 55% interest in 600 Lexington Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company’s financial statements.

As of June 30, 2010 we had consolidated the accounts of the following three joint ventures: a 51% interest in 919 Third Avnue, a 51% interest in 680 Washington Avenue and a 51% interest in 750 Washington Avenue.

(1)   Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended June 30, 2010		March 31, 2010	Three Months Ended June 30, 2009
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$134,391	$62,062	$66,740	$152,435	$68,362
Escalation and reimbursement revenues	14,531	7,428	9,810	20,134	9,506
Other income	900	304	3,662	449	262
Total Revenues, net	$149,822	$69,794	$80,212	$173,018	$78,130

Expenses
Operating expenses	$21,164	$10,489	$14,261	$28,454	$12,716
Ground rent	1,025	171	171	1,025	171
Real estate taxes	17,591	8,649	10,759	22,072	10,435
Total Operating Expenses	$39,780	$19,309	$25,191	$51,551	$23,322

GAAP NOI	$110,042	$50,485	$55,021	$121,467	$54,808
Cash NOI	$95,256	$44,023	$49,646	$105,121	$46,983

Transaction related costs	$1,075	$591	$—	$—	$—
Interest expense, net of interest income	51,197	22,106	21,538	47,299	19,704
Amortization of deferred financing costs	4,331	1,779	1,757	3,177	1,263
Depreciation and amortization	36,546	16,004	16,350	40,484	17,006

Net Income	$16,893	$10,005	$15,376	$30,507	$16,835

Plus: Real estate depreciation	36,513	15,997	16,343	40,444	16,998
Funds From Operations	$53,406	$26,002	$31,719	$70,951	$33,833

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,381	$1,795	$1,764	$3,217	$1,271
Less: Straight-line rental income and other non-cash adjustments	(14,429)	(6,362)	(5,259)	(16,344)	(7,824)
Less: Second cycle tenant improvement	(9,641)	(4,606)	(3,013)	(898)	(387)
Less: Second cycle leasing commissions	(2,803)	(1,106)	(3,921)	(3,369)	(1,591)
Less: Recurring CAPEX	(1,693)	(741)	(452)	(618)	(269)
FAD Adjustment	$(24,185)	$(11,020)	$(10,881)	$(18,012)	$(8,800)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$280,881	$128,802	$303,522	$135,799
Escalation and reimbursement revenues	34,441	17,238	40,972	19,355
Other income	8,640	3,966	1,393	771
Total Revenues, net	$323,962	$150,006	$345,887	$155,925

Expenses
Operating expenses	$50,306	$24,750	$60,258	$26,764
Ground rent	2,050	342	2,050	342
Real estate taxes	39,897	19,408	44,064	20,821
Total Operating Expenses	$92,253	$44,500	$106,372	$47,927

GAAP NOI	$231,709	$105,506	$239,515	$107,998
Cash NOI	$204,906	$93,669	$196,908	$85,147

Transaction related costs	$1,075	$591	$—	$—
Interest expense, net of interest income	100,887	43,644	94,062	39,244
Amortization of deferred financing costs	8,598	3,536	7,782	2,650
Depreciation and amortization	74,293	32,354	80,312	33,244

Net Income	$46,856	$25,381	$57,359	$32,860

Plus: Real estate depreciation	74,228	32,340	80,240	33,229
Funds From Operations	$121,084	$57,721	$137,599	$66,089

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$8,680	$3,559	$7,854	$2,665
Less: Straight-line rental income and other non-cash adjustments	(26,062)	(11,621)	(42,241)	(22,742)
Less: Second cycle tenant improvement	(15,027)	(7,619)	(17,292)	(7,172)
Less: Second cycle leasing commissions	(9,405)	(5,027)	(12,398)	(6,982)
Less: Recurring CAPEX	(2,745)	(1,193)	(1,755)	(773)
FAD Adjustment	$(44,559)	$(21,901)	$(65,832)	$(35,004)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	6/30/2010		3/31/2010	12/31/2009	9/30/2009	6/30/2009
Market Capitalization
Common Equity:
Common Shares Outstanding	78,209		77,924	77,514	76,841	76,820
OP Units Outstanding	1,211		1,408	1,684	2,330	2,336
Total Common Equity (Shares and Units)	79,420		79,332	79,198	79,171	79,156
Common Share Price (End of Period)	$55.04		$57.27	$50.24	$43.85	$22.94
Equity Market Value	$4,371,277		$4,543,344	$3,978,908	$3,471,648	$1,815,839
Preferred Equity at Liquidation Value:	392,500		392,500	257,500	257,500	257,500

Real Estate Debt
Mortgage Notes & Other Loans Payable	$2,800,866		$2,723,146	$2,595,552	$2,599,416	$2,570,085
Outstanding Balance on Unsecured Credit Line	800,000		900,000	1,374,076	1,374,076	1,419,500
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	708,147		798,344	548,334	548,326	548,317
Convertible Bonds	149,934		254,911	274,726	293,849	324,729
Liability Held for Sale	—		—	—	—	—
Total Consolidated Debt	4,558,947		4,776,401	4,892,688	4,915,667	4,962,631
Company’s Portion of Joint Venture Debt	1,820,107		1,847,234	1,848,721	1,909,878	1,888,898
Total Combined Debt	6,379,054		6,623,635	6,741,409	6,825,545	6,851,529

Total Market Cap (Debt & Equity)	$11,142,831		$11,559,479	$10,977,817	$10,554,693	$8,924,868

Availability under Lines of Credit
Senior Unsecured Line of Credit	$626,980	(A)	$525,826	$50,801	$49,810	$58,903

(A) As reduced by $25,020 outstanding letters of credit.

Combined Capitalized Interest	$—	$—	$—	$19	$127

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	48.90%	49.18%	53.59%	56.86%	70.53%
Debt to Gross Real Estate Book Ratio	54.79%	57.03%	59.34%	59.93%	60.42%
Secured Real Estate Debt to Secured Assets Gross Book	58.83%	59.28%	58.06%	58.34%	57.32%
Unsecured Debt to Unencumbered Assets-Gross Book Value	47.11%	55.17%	61.82%	62.80%	65.14%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	57.25%	57.30%	61.41%	64.67%	76.77%
Debt to Gross Real Estate Book Ratio	58.55%	58.74%	60.51%	61.72%	61.95%
Secured Real Estate Debt to Secured Assets Gross Book	63.13%	60.98%	60.33%	61.66%	60.84%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2010	2009	2010	2010	2009
	Property NOI

	Property operating NOI	$128,774	$126,632	$125,080	$253,854	$256,002
	NOI from discontinued operations	—	358	—	—	1,298
	Total property operating NOI - consolidated	$128,774	126,990	125,080	253,854	257,300
	SLG share of property NOI from JVs	50,485	54,808	55,021	105,506	107,998
	GAAP NOI	$179,259	$181,798	$180,101	$359,360	$365,298

Less:	Free rent (Net of Amortization)	2,234	2,002	3,314	5,548	10,946
	Net FAS 141 adjustment	6,300	5,926	6,469	12,769	12,039
	Straightline revenue adjustment	13,207	12,504	13,047	26,254	25,241

Plus:	Allowance for S/L tenant credit loss	1	2,856	1,424	1,425	4,970
	Ground lease straight-line adjustment	64	91	64	128	182
	Cash NOI	$157,583	$164,313	$158,759	$316,342	$322,224

	Components of Debt Service and Fixed Charges

	Interest expense	57,649	57,012	57,479	115,128	117,606
	Fixed amortization principal payments	6,854	6,799	7,139	13,993	13,944
	Total Consolidated Debt Service	64,503	63,811	64,618	129,121	131,550

	Payments under ground lease arrangements	7,743	8,137	7,885	15,628	16,274
	Dividend on perpetual preferred shares	7,545	4,969	7,116	14,660	9,938
	Total Consolidated Fixed Charges	79,791	76,917	79,619	159,409	157,762

	Adjusted EBITDA - Consolidated	164,152	201,763	167,606	331,758	431,740
	Adjusted EBITDA - Combined	186,258	221,467	189,144	375,402	470,984
	Interest Coverage Ratio	2.88	3.68	2.97	2.93	3.75
	Debt Service Coverage Ratio	2.57	3.27	2.64	2.61	3.34
	Fixed Charge Coverage Ratio	2.07	2.70	2.14	2.10	2.78

SELECTED FINANCIAL DATA 2010 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months
		June 30,	June 30,		March 31,	June 30,	June 30,
		2010	2009	%	2010	2010	2009	%
Revenues
	Rental revenue, net	$192,249	$189,042	1.7%	$192,799	$385,047	$378,921	1.6%
	Escalation & reimbursement revenues	29,032	30,896	-6.0%	30,871	59,903	63,749	-6.0%
	Other income	3,348	1,654	102.4%	2,816	6,164	2,317	166.0%
	Total Revenues	224,629	221,592	1.4%	226,486	451,114	444,987	1.4%
Expenses
	Operating expense	48,087	47,374	1.5%	51,218	99,306	99,074	0.2%
	Ground rent	7,988	8,284	-3.6%	7,988	15,976	16,567	-3.6%
	Real estate taxes	37,160	35,970	3.3%	37,055	74,215	72,109	2.9%
		93,235	91,628	1.8%	96,261	189,497	187,750	0.9%

	EBITDA	131,394	129,964	1.1%	130,225	261,617	257,237	1.7%

	Interest expense & amortization of financing costs	36,558	36,155	1.1%	36,721	73,279	72,189	1.5%
	Depreciation & amortization	52,803	51,989	1.6%	53,104	105,907	103,730	2.1%

	Income before noncontrolling interest	42,033	41,820	0.5%	40,400	82,431	81,318	1.4%
Plus:	Real estate depreciation & amortization	52,794	51,982	1.6%	53,095	105,889	103,717	2.1%

	FFO	94,827	93,802	1.1%	93,495	188,320	185,035	1.8%

Less:	Non—building revenue	2,211	822	169.0%	192	2,403	1,014	137.0%

Plus:	Interest expense & amortization of financing costs	36,558	36,155	1.1%	36,721	73,279	72,189	1.5%
	Non-real estate depreciation	9	7	28.6%	9	18	13	38.5%
GAAP NOI		129,183	129,142	0.0%	130,033	259,214	256,223	1.2%

Cash Adjustments
Less:	Free rent (net of amortization)	1,682	752	123.7%	3,525	5,208	1,314	296.3%
	Straightline revenue adjustment	6,668	6,261	6.5%	7,013	13,680	12,864	6.3%
	Rental income - FAS 141	6,418	4,757	34.9%	6,681	13,099	9,984	31.2%
	Ground lease straight-line adjustment	331	304	8.9%	331	663	609	8.9%
Plus:	Allowance for S/L tenant credit loss	(287)	2,398	-112.0%	1,198	911	4,259	-78.6%
Cash NOI		$113,797	$119,466	-4.7%	$113,681	$227,475	$235,711	-3.5%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.16%	57.87%		57.16%	57.65%	57.16%
	Cash NOI to Real Estate Revenue, net	51.23%	53.53%		49.97%	50.59%	52.59%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	61.75%	61.58%		60.67%	61.20%	60.86%
	Cash NOI before Ground Rent/Real Estate Revenue, net	54.68%	57.11%		53.34%	54.00%	56.15%

SELECTED FINANCIAL DATA 2010 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 31,	June 30,	June 30,
		2010	2009	%	2010	2009	2008	%
Revenues
	Rental revenue, net	$54,506	$54,326	0.3%	$52,792	$107,298	$107,533	-0.2%
	Escalation & reimbursement revenues	5,659	5,928	-4.5%	5,938	11,597	12,117	-4.3%
	Other income	228	99	130.3%	1,428	1,661	450	269.1%
	Total Revenues	60,393	60,353	0.1%	60,158	120,556	120,100	0.4%
Expenses
	Operating expense	8,427	8,651	-2.6%	9,762	18,190	18,342	-0.8%
	Ground rent	171	171	0.0%	171	342	342	0.0%
	Real estate taxes	6,621	6,538	1.3%	6,621	13,242	13,022	1.7%
		15,219	15,360	-0.9%	16,554	31,774	31,706	0.2%

	EBITDA	45,174	44,993	0.4%	43,604	88,782	88,394	0.4%

	Interest expense & amortization of financing costs	23,259	20,636	12.7%	22,837	46,097	41,311	11.6%
	Depreciation & amortization	14,317	14,612	-2.0%	13,617	27,934	28,492	-2.0%

	Income before noncontrolling interest	7,598	9,745	-22.0%	7,150	14,751	18,591	-20.7%
Plus:	Real estate depreciation & amortization	14,310	14,604	-2.0%	13,610	27,920	28,477	-2.0%

	FFO	21,908	24,349	-10.0%	20,760	42,671	47,068	-9.3%

Less:	Non—building revenue	178	77	131.2%	28	206	411	-49.9%

Plus:	Interest expense & amortization of financing costs	23,259	20,636	12.7%	22,837	46,097	41,311	11.6%
	Non-real estate depreciation	7	8	-12.5%	7	14	15	-6.7%
GAAP NOI		44,996	44,916	0.2%	43,576	88,576	87,983	0.7%

Cash Adjustments
Less:	Free rent (net of amortization)	476	1,155	0.0%	(49)	427	9,416	95%
	Straightline revenue adjustment	5,901	6,037	8.0%	5,782	11,683	12,042	-3.0%
	Rental income - FAS 141	347	597	-41.9%	419	766	1,191	-35.7%
Plus:	Ground lease straight-line adjustment	2	2	0.0%	2	3	13	-76.9%
	Allowance for S/L tenant credit loss	210	371	-43.4%	168	378	548	-31.0%
Cash NOI		$38,484	$37,500	2.6%	$37,594	$76,081	$65,895	15.5%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	74.72%	74.51%		72.47%	73.60%	73.50%
	Cash NOI to Real Estate Revenue, net	63.91%	62.21%		62.52%	63.21%	55.05%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	75.01%	74.80%		72.75%	73.88%	73.79%
	Cash NOI before Ground Rent/Real Estate Revenue, net	63.84%	61.88%		62.52%	63.18%	54.88%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	6/30/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Open
500 West Putnam Avenue	25,000	5.52%	422	Jan-16		22,376	—	Open
673 First Avenue	31,198	5.67%	827	Feb-13		28,984	—	Open
625 Madison Avenue	133,688	7.23%	2,908	Nov-15		109,537	—	Open
609 Fifth Avenue	97,230	5.85%	1,450	Oct-13		92,062	—	Open
420 Lexington Avenue	149,982	7.52%	1,298	Sep-16		138,916	—	Sep-12
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Open
220 E 42nd Street	196,826	5.25%	4,113	Nov-13		182,342	—	Open
919 Third Avenue	222,333	6.87%	4,225	Aug-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Open
1 Madison Avenue - South Building	646,032	5.91%	11,841	May-20		404,531	—	Open
	2,253,789	6.03%	27,084			1,946,904
Secured fixed rate debt - Other
609 Partners, LLC	37,421	5.00%	—	Jul-14		37,421	—	Open
	37,421	5.00%	—			37,421
Unsecured fixed rate debt
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Unsecured note	274,746	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
Convertible note	149,277	3.00%	—	Mar-27	(3)	155,673	—	Apr-12
	958,081	5.86%	—			964,731

Total Fixed Rate Debt/Wtd Avg	3,249,291	5.97%	27,084			2,949,056

Floating rate debt
Secured floating rate debt
100 Church Street (Libor + 250 bps)	139,672	5.00%	—	Jan-13		139,672	—	Open
28 W 44th St (Libor + 201 bps)	122,757	2.28%	1,473	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185 bps)	113,227	2.15%	—	Feb-11		113,227	Feb-12	Open
	375,656	3.25%	1,473			230,149

Secured floating rate debt - Other
Mezzanine Debt (Libor + 90 bps)	30,000	1.25%	—	Jun-16		30,000	—	Open
Senior Mortgage (Libor + 250 bps)	104,000	2.80%	—	Apr-12		104,000	—	Open
	134,000	2.45%	—			134,000

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 90 bps)	800,000	1.21%	—	Jun-11		800,000	Jun-12	Open
	800,000	1.21%	—			800,000

Total Floating Rate Debt/Wtd Avg	1,309,656	1.92%	1,473			1,164,149

Total Debt/Wtd Avg - Consolidated	4,558,947	4.81%	28,557			4,113,205

Total Debt/Wtd Avg - Joint Venture	1,820,107	4.78%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,464,592	4.80%

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

(3) Notes can be put to the Company, at the option of the holder, on March 30, 2012.

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2010			As-Of
	Principal Outstanding - 6/30/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon (1)	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

141 Fifth Avenue	25,000	12,500	5.70%	—	Jun-17	25,000	—	Open
600 Lexington Avenue	49,850	27,418	5.74%	—	Mar-14	27,418	—	—
800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	355	Apr-12	11,723	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
100 Park Avenue (2)	200,000	99,800	6.64%	—	Sep-14	81,318	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Open
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Open
388/390 Greenwich Street	1,106,758	559,996	5.19%	—	Dec-17	559,996	—	Open
Total Fixed Rate Debt/Wtd Avg	2,807,168	1,260,567	5.53%	355		1,254,158

180-182 Broadway (Libor + 225 bps)	22,634	11,317	2.54%	—	Feb-11	11,317	—	Open
388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.44%	—	Dec-17	16,000	—	Open
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.94%	—	Jul-11	9,446	—	Open
1551/1555 Broadway (Libor + 400 bps)	131,100	13,110	4.30%	5,000	Oct-11	12,360	—	Open
29 West 34th Street (Libor + 165 bps)	54,600	27,300	1.94%	425	May-11	27,132	—	Open
Meadows (Libor + 135 bps)	87,033	43,516	1.64%	201	Sep-12	43,034	—	Open
16 Court Street (Libor + 250 bps)	87,208	30,523	2.79%	—	Oct-13	30,523	—	Open
521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.29%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238	—	Open
1515 Broadway (Libor + 250 bps)	469,001	257,950	3.46%	6,657	Dec-14	231,619	—	Open
Total Floating Rate Debt/Wtd Avg	1,289,189	559,540	3.11%	12,283		531,808

Total Joint Venture Debt/Wtd Avg	4,096,357	1,820,107	4.78%	12,638		1,785,966

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Does not include future funding of $15M.

Covenants

Senior Unsecured Line of Credit Covenants
	Actual	Required
Total Debt / Total Assets	44.6%	Less than 60%
Secured Debt / Total Assets	26.8%	Less than 50%
Line Fixed Charge Coverage	2.09	Greater than 1.50
Unsecured Debt / Unencumbered Assets	41.8%	Less than 60%
Unencumbered Interest Coverage	2.80	Greater than 1.75
Maximum FFO Payout	10.6%	Less than 95%

DEBT SUMMARY SCHEDULE - Reckson Unaudited ($000’s omitted)

Consolidated

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	6/30/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed rate debt
919 Third Avenue	222,333	6.87%	4,225	Aug-11		216,656	—	Open
	222,333	6.87%	4,225			216,656

Unsecured fixed rate debt
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Unsecured note	274,746	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
	708,804	6.50%	—			709,058

Total Debt/Wtd Avg - Consolidated	931,137	6.59%	4,225			925,714

Joint Venture

				2010			As-Of
	Principal Outstanding - 6/30/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
Total Debt/Wtd Avg - Joint Venture	315,000	94,500	4.91%	—		94,500

Total Debt/Wtd Avg - Consolidated + Joint Venture		1,025,637	6.43%	4,225		1,020,214

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

Covenants

Reckson Unsecured Notes Covenants
	Actual	Required
Total Debt / Total Assets	23.0%	Less than 60%
Secured Debt / Total Assets	5.0%	Less than 40%
Debt Service Coverage	3.70	Greater than 1.5
Unencumbered Assets / Unsecured Debt	398.0%	Greater than 150%

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2010 Scheduled	2011 Scheduled	2012 Scheduled	2013 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$17,961	2037
420 Lexington Avenue (2)	10,933	10,933	10,933	10,933	—	2029	(3)
711 Third Avenue (2) (4)	1,550	750	—	—	179	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,527	6,909	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$31,348	$28,930	$28,180	$28,180	$18,140

Capitalized Lease
673 First Avenue	$1,451	$1,555	$1,555	$1,555	$16,979	2037

(1) Per the balance sheet at June 30, 2010.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (2)

3/31/2009	$691,383	$688,985	8.48%	8.74%	0.50%

Originations/Accretion (1)	$29,468
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(112,541)
6/30/2009	$608,310	$665,578	8.31%	8.28%	0.31%

Originations/Accretion (1)	$21,332
Preferred Equity	$3,175
Redemptions/Sales/Amortization/Reserves	$(17,359)
9/30/2009	$615,458	$610,044	9.31%	8.92%	0.25%

Originations/Accretion (1)	$192,351
Preferred Equity	$866
Redemptions/Sales/Amortization/Reserves	$(23,063)
12/31/2009	$785,612	$648,018	8.80%	7.84%	0.23%

Originations/Accretion (1)	$83,824
Preferred Equity	$857
Redemptions/Sales/Amortization/Reserves	$(83,162)
3/31/2010	$787,131	$786,075	7.40%	8.08%	0.25%

Originations/Accretion (1)	$95,122
Preferred Equity	$1,399
Redemptions/Sales/Amortization/Reserves	$(16,259)
6/30/2010	$867,393	$814,208	8.14%	9.23%	0.35%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City

Senior Mortgage Debt	$206,832	$—	$491		7.15%	11.60%

Junior Mortgage Participation	$149,158	$1,059,890	$1,410	(3)	11.93%	12.09%

Mezzanine Debt	$394,081	$6,741,616	$2,106	(3)	7.04%	7.42%

Preferred Equity	$44,047	$208,181	$109		12.08%	11.95%

Other

Senior Mortgage Debt	$36,977	$—	$96		5.08%	5.07%

Mezzanine Debt	$10,826	$2,214,727	$86		5.92%	5.91%

Preferred Equity	$25,472	$984,708	$232		4.02%	4.09%

Balance as of 6/30/10	$867,393	$11,209,122	$1,332	(3)	8.14%	9.23%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 3.02 years.

(3) Excluding the mezzanine loan and junior mortgage participation on the retail portion of a New York City property, the weighted average exposure for New York City Junior Mortgage Debt, Mezzanine Debt and the total structured finance portfolio are $390 psf, $853 psf and $565 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mortgage and Mezzanine	$191,406	New York City	Office	$—	$613	12.14%
Mortgage and Mezzanine	137,222	New York City	Retail	285,000	$5,802	15.26%
Mezzanine Loan	84,636	New York City	Office	1,139,000	$1,111	0.00%
Mezzanine Loan	60,000	New York City	Office	755,000	$682	6.54%
Mortgage and Mezzanine	58,646	New York City	Office	205,000	$382	3.38%
Mortgage and Mezzanine	46,363	New York City	Office	174,840	$440	9.29%
Mortgage and Mezzanine	44,265	Various	Office	2,214,727	$86	5.44%
Preferred Equity	44,047	New York City	Office	208,181	$109	11.95%
Mortgage Loan	39,834	New York City	Office	210,000	$444	14.07%
Mezzanine Loan	39,628	New York City	Office/Retail	165,000	$1,716	9.57%

Total	$746,047			$5,356,749		9.58%

(1) Net of unamortized fees, discounts, and reserves

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	99.1	98.2	96.9	97.5	98.0	13,978,116	2	1	59
120 West 45th Street	Midtown	Fee Interest	1	440,000	2	97.6	96.6	97.6	99.0	99.0	24,999,708	3	3	24
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	97.9	98.5	94.8	94.8	99.6	49,626,204	7	5	33
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	90.6	90.8	91.4	97.3	97.3	14,540,904	2	1	62
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	2	88.2	86.6	85.1	89.2	90.5	20,601,108	3	2	81
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	92.4	93.8	94.1	96.0	96.8	61,748,160	8	6	219
461 Fifth Avenue (1)	Midtown	Leasehold Interest	1	200,000	1	98.8	98.8	98.8	98.8	98.8	15,272,436	2	2	18
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	93.9	93.9	96.8	96.8	96.8	49,412,376	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	95.1	96.4	98.9	98.9	99.1	30,775,104	4	3	11
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	97.5	97.5	97.5	97.9	99.1	13,797,264	2	1	14
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	99.6	99.6	99.8	99.7	97.3	43,682,916	6	4	26
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.7	17,478,660	2	2	9
711 Third Avenue (2)	Grand Central North	Operating Sublease	1	524,000	2	88.1	89.1	89.1	92.1	92.1	24,012,096	3	2	15
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	95.8	95.2	95.2	96.6	89.2	38,330,856	5	4	29
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	79.9	88.2	88.8	88.9	87.9	34,889,460	5	4	34
919 Third Avenue (3)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	82,711,908		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	97.7	98.9	98.9	98.9	98.9	71,356,620	10	7	16
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	89.4	89.4	89.2	97.2	97.2	30,271,884	4	3	41
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,721,184	8	6	2
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,991,124	1	1	19

Subtotal / Weighted Average			20	13,436,800	47	95.2	95.9	96.0	97.0	97.0	$704,198,088	85	68	748

Adjustments
100 Church Street	Downtown	Fee Interest	1	1,047,500	4	43.4	43.4	—	—	—	18,964,512	3	2	8
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	73.6	41.5	41.5	41.5	95.5	9,958,248	1	1	2

Subtotal / Weighted Average			2	1,392,900	5	50.9	43.0	41.5	41.5	95.5	$28,922,760	4	3	10

Total / Weighted Average Manhattan Consolidated Properties			22	14,829,700	51	91.0	90.9	94.6	95.6	97.0	$733,120,848	89	71	758

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	83.1	83.7	84.3	83.7	81.5	43,864,980		2	33
521 Fifth Avenue - 50.1% (1)	Grand Central	Leasehold Interest	1	460,000	2	74.5	85.3	81.5	89.1	88.3	16,197,792		1	42
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	76.0	72.6	96.1	96.1	98.7	24,163,032		1	31
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	97.9	97.9	98.0	98.0	94.5	87,799,596		6	8
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,538,044		1	1

Subtotal / Weighted Average			7	6,879,000	24	93.8	93.4	95.6	95.7	95.0	$311,509,380		17	116

Adjustments
600 Lexington Avenue - 55%	Plaza District	Fee Interest	1	303,515	1	93.6	—	—	—	—	17,765,652		1	31

Subtotal / Weighted Average			1	303,515	1	93.6	—	—	—	—	$17,765,652		1	31

Total / Weighted Average Unconsolidated Properties			8	7,182,515	25	93.8	93.4	95.6	95.7	95.0	$329,275,032		18	147

Manhattan Grand Total / Weighted Average			30	22,012,215	76	91.9	91.9	95.0	95.7	96.2	$1,062,395,880			905
Manhattan Grand Total - SLG share of Annualized Rent											$866,765,368		88
Manhattan Same Store Occupancy % - Combined				20,315,800	92	94.7	94.8	95.8	96.5	96.2

Portfolio Grand Total			61	28,816,915	100	91.0	91.0	93.6	94.5	94.8	$1,239,177,674			1,332
Portfolio Grand Total - SLG Share of Annualized Rent											$981,771,731		100

(1) SL Green holds an option to acquire the fee interest on this building.

(2) Including Ownership of 50% in Building Fee.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

Excluding the downtown acquisition of 100 Church Street occupancy would be 94.4%.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	2	81.9	80.3	88.2	89.3	89.3	12,572,376	2	2	30
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	1	93.2	93.2	93.2	93.2	93.2	4,276,212	1	0	9
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	1	71.4	65.6	67.0	67.0	67.0	2,548,284	0	0	12
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	1	81.7	81.7	86.4	78.4	78.4	5,784,156	1	1	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	1	88.2	93.5	93.5	93.5	94.6	6,338,688	1	1	7
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	1	57.7	57.7	56.4	82.1	82.1	3,458,544	0	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	0	96.6	96.6	96.6	94.7	92.7	3,871,968	1	0	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	1	92.0	96.1	100.0	100.0	100.0	12,089,762	2	1	13

Westchester, NY Subtotal/Weighted Average			13	2,135,100	8	82.8	83.2	86.5	88.5	88.7	50,939,990	7	6	94

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	3	85.4	84.2	81.2	84.9	83.9	19,886,028	3	2	102
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	0	84.5	84.5	84.5	100.0	100.0	2,841,012		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	1	95.4	95.4	97.4	97.4	97.4	6,638,940		0	7
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	1	86.0	87.2	87.2	85.8	84.4	5,462,724	1	1	20
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	0	90.7	92.2	92.8	95.3	95.3	1,921,044	0	0	18
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	0	51.9	54.3	54.3	56.0	65.6	2,128,968	0	0	16
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	0	83.2	83.2	83.2	83.2	83.2	3,847,224	1	0	10

Connecticut Subtotal/Weighted Average			12	1,727,900	5	84.0	83.8	82.7	85.8	86.0	42,725,940	5	3	178

Total / Weighted Average Consolidated Properties			25	3,863,000	13	83.3	83.5	84.8	87.3	87.5	$93,665,930	11	9	272

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	5	100.0	100.0	100.0	100.0	100.0	39,819,192		1	1
The Meadows - 50%	Rutherford, New Jersey	Fee Interest	2	582,100	2	84.7	84.7	84.9	85.3	82.6	13,024,392		1	55
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	1	86.1	84.0	84.1	83.3	81.5	9,460,596		0	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	2	92.9	95.1	92.8	96.2	97.7	20,811,684		0	35
Total / Weighted Average Unconsolidated Properties			6	2,941,700	10	93.9	94.2	93.7	94.5	94.1	$83,115,864		3	155

Suburban Grand Total / Weighted Average			31	6,804,700	24	87.9	88.1	88.7	90.4	90.3	$176,781,794			427
Suburban Grand Total - SLG share of Annualized Rent											$115,006,363		11
Suburban Same Store Occupancy % - Combined				6,804,700	100	87.9	88.1	88.7	90.4	90.3

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	10.7	10.7	10.7	—	—	$642,012	$41,003,067	1	1
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	15.1	10.4	7.7	20.6	17.5	122,335	14,817,568	0	5
141 Fifth Avenue - 50%	Flatiron	Fee Interest	1	21,500	3	77.6	77.6	100.0	77.6	68.5	2,411,940	17,782,272	4	3
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	16,018,584	144,655,760	5	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	23.7	23.7	23.7	2,001,912	7,490,827	4	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	49.0	49.0	49.0	49.0	51.0	847,416	47,658,870	1	7
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	6,284,520	23,349,965	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	3,910,164	47,923,831	7	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,900,792	22,020,161	6	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	75.8	75.8	75.8	75.8	75.8	19,558,896	278,698,158	22	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	273,336	9,650,971	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	17	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	21	1
Total / Weighted Average Retail/Development Properties			12	774,612	100	N/A	N/A	N/A	N/A	N/A	$76,066,907	$1,197,962,831	100	37

SELECTED PROPERTY DATA Manhattan Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
810 Seventh Avenue	Times Square	Fee Interest	692,000	9	79.9	88.2	88.8	88.9	87.9	34,889,460	18	14	34
919 Third Avenue	Grand Central North	Fee Interest (1)	1,454,000	19	99.9	99.9	99.9	99.9	99.9	82,711,908		17	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	14	97.7	98.9	98.9	98.9	98.9	71,356,620	37	28	16
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	7	89.4	89.4	89.2	97.2	97.2	30,271,884	16	12	41

Total / Weighted Average Consolidated Properties			3,770,000	48	94.1	95.9	96.0	97.2	97.0	$219,229,872	71	71	106

Grand Total / Weighted Average			3,770,000	48	94.1	95.9	96.0	97.2	97.0	$219,229,872			106
Grand Total - SLG share of Annualized Rent										$178,701,037		71

Suburban Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	100.0	100.0	2,470,980	1	1	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.4	79.4	79.4	79.4	79.4	2,131,788	1	1	4
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	80.1	73.0	73.0	79.9	79.9	1,880,436	1	1	5
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	73.4	73.4	96.9	96.9	96.9	1,759,776	1	1	9
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.9	77.6	79.9	79.9	79.9	1,980,228	1	1	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	78.2	78.2	100.0	100.0	100.0	2,349,168	1	1	3
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	93.2	93.2	93.2	93.2	93.2	4,276,212	2	2	9
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	71.4	65.6	67.0	67.0	67.0	2,548,284	1	1	12
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	81.7	81.7	86.4	78.4	78.4	5,784,156	3	2	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	88.2	93.5	93.5	93.5	94.6	6,338,688	3	3	7
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	57.7	57.7	56.4	82.1	82.1	3,458,544	2	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	96.6	96.6	96.6	94.7	92.7	3,871,968	2	2	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	92.0	96.1	100.0	100.0	100.0	12,089,762	6	5	13
680 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	133,000	2	84.5	84.5	84.5	100.0	100.0	2,841,012		1	5
750 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	192,000	2	95.4	95.4	97.4	97.4	97.4	6,638,940		1	7
1055 Washington Avenue	Stamford, Connecticut	Leasehold Interest	182,000	2	86.0	87.2	87.2	85.8	84.4	5,462,724	3	2	20

Total / Weighted Average Consolidated Properties			2,642,100	34	84.0	84.5	87.2	89.5	89.4	$65,882,666	29	24	126

UNCONSOLIDATED PROPERTIES

“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	100.0	100.0	39,819,192		5	1

Total / Weighted Average Unconsolidated Properties			1,402,000	18	100.0	100.0	100.0	100.0	100.0	$39,819,192		5	1

Grand Total / Weighted Average			4,044,100	52	89.6	89.9	91.7	93.2	93.1	$105,701,858			127
Grand Total - SLG share of Annualized Rent										$73,183,248		29

Reckson Portfolio Grand Total			7,814,100	100	91.7	92.8	93.7	95.1	95.0	$324,931,730			233
Portfolio Grand Total - SLG Share of Annualized Rent										$251,884,285	100	100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$162,856,368	(1)	$36.59	13.1%	$81,771,655	8.3%	A
Viacom International, Inc.	1515 Broadway	2015 & 2020	1,274,317	77,429,500		$60.76	6.2%	53,000,493	5.4%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2017 & 2020	1,150,207	60,581,388		$52.67	4.9%	60,581,388	6.2%	A+
Random House, Inc.	1745 Broadway	2018	644,598	36,538,044		$56.68	2.9%	11,787,173	1.2%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	36,446,748		$62.14	2.9%	18,587,841	1.9%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2010, 2011 & 2017	496,876	20,198,496		$40.65	1.6%	20,198,496	2.1%	A-
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,741,476		$40.10	1.1%	13,741,476	1.4%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,549,488		$36.88	0.9%	10,549,488	1.1%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	16,127,064		$59.89	1.3%	16,127,064	1.6%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,654,520		$55.68	1.2%	7,473,805	0.8%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	256,311	7,605,264		$29.67	0.6%	7,605,264	0.8%	A
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2015 & 2016	250,857	12,215,832		$48.70	1.0%	11,324,950	1.2%	A-
New York Presbyterian Hospital	28 West 44th Street & 673 First Avenue	2021	238,798	9,008,556		$37.72	0.7%	9,008,556	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,655,768		$37.79	0.7%	8,655,768	0.9%
The Metropolitan Transportation Authority	333 West 34th Street & 420 Lexington Avenue	2011, 2016 & 2021	228,878	7,433,401		$32.48	0.6%	7,433,401	0.8%
BMW of Manhattan	555 West 57th Street	2022	227,782	5,039,772		$22.13	0.4%	5,039,772	0.5%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013 & 2015	187,484	11,584,932		$61.79	0.9%	11,584,932	1.2%
Amerada Hess Corp.	1185 Avenue of the Americas	2027	182,529	11,663,772		$63.90	0.9%	11,663,772	1.2%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,023,716		$30.29	0.4%	5,023,716	0.5%	AA-
King & Spalding	1185 Avenue of the Americas	2025	159,858	9,459,012		$59.17	0.8%	9,459,012	1.0%
National Hockey League	1185 Avenue of the Americas	2022	148,216	11,051,064		$74.56	0.9%	11,051,064	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,337,884		$43.14	0.5%	6,337,884	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,343,660		$57.21	0.7%	4,255,267	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,039,884		$48.78	0.6%	7,039,884	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,116,272		$57.46	0.7%	4,139,299	0.4%	BB
News America Incorporated	1185 Avenue of the Americas	2020	138,294	11,660,040		$84.31	0.9%	11,660,040	1.2%	BBB+
RSM McGladrey, Inc.	1185 Avenue of the Americas & 100 Summit Lake Drive	2011 & 2018	136,868	9,148,164		$66.84	0.7%	9,148,164	0.9%
Tribune Company	220 East 42nd Street	2010 & 2012	135,873	6,042,132		$44.47	0.5%	6,042,132	0.6%
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	5,203,524		$38.79	0.4%	5,203,524	0.5%
Eisner, LLP	750 Third Avenue	2017	131,379	8,002,644		$60.91	0.6%	8,002,644	0.8%

Total			13,295,494	$617,758,385	(1)	$46.46	49.9%	$453,497,924	46.2%

Wholly Owned Portfolio + Allocated JV Properties			28,816,915	$1,239,177,674	(1)	$43.00		$981,771,731

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $46.63.

Total PSF annualized rent for the largest tenants would be $49.67 and Total PSF annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $44.55.

(2) - 43% of Portfolio’s largest tenants have investment grade credit ratings. 31% of SLG Share of annualized rent is derived from these tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/10			1,971,879

Add: Acquired Vacancies	600 Lexington Avenue		19,300

Less: Sold Vacancies	1221 Avenue of the Americas		(238,201)

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	5	12,536	13,222	$48.65
	750 Third Avenue	1	11,465	11,465	$51.18
	220 East 42nd Street	4	42,878	42,878	$31.65
	100 Park Avenue	4	22,797	24,252	$60.95
	555 West 57th Street	2	11,978	12,442	$41.86
	28 West 44th Street	1	956	956	$42.73
	521 Fifth Avenue	3	51,488	51,488	$59.68
	711 Third Avenue	2	7,861	8,003	$42.47
	810 Seventh Avenue	3	46,158	46,158	$60.83
	1350 Avenue of the Americas	1	3,149	3,149	$67.56
	1185 Avenue of the Americas	5	13,577	24,381	$56.09
	420 Lexington Avenue	10	37,814	45,627	$53.00
	Total/Weighted Average	41	262,657	284,021	$52.27

Retail
	317 Madison Avenue	1	2,581	2,585	$154.52
	1515 Broadway	2	25,785	25,123	$153.89
	220 East 42nd Street	1	5,438	5,438	$40.26
	555 West 57th Street	1	110	210	$222.16
	810 Seventh Avenue	1	45,000	45,000	$33.42
	Total/Weighted Average	6	78,914	78,356	$77.02

Storage
	220 East 42nd Street	1	658	658	$30.05
	555 West 57th Street	1	478	478	$8.89
	Total/Weighted Average	2	1,136	1,136	$21.15

	Total Space became Available during the Quarter
	Office	41	262,657	284,021	$52.27
	Retail	6	78,914	78,356	$77.02
	Storage	2	1,136	1,136	$21.15
		49	342,707	363,513	$57.51

	Total Available Space		2,095,685

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/10				2,095,685

Office
	317 Madison Avenue	6	7.3	22,452	23,696	$42.47	$42.31	$19.02	2.1
	750 Third Avenue	2	10.5	16,036	16,171	$46.73	$49.61	$47.44	5.7
	220 East 42nd Street	3	5.6	35,887	36,085	$27.98	$31.80	$5.16	0.5
	100 Park Avenue	3	11.9	17,346	19,555	$58.81	$38.88	$85.09	4.7
	19 West 44th Street	1	6.7	2,626	2,687	$38.50	$42.06	$13.69	—
	521 Fifth Avenue	1	2.6	1,781	1,855	$30.00	$38.88	$—	—
	711 Third Avenue	1	5.0	2,886	3,141	$45.00	$40.77	$5.00	—
	800 Third Avenue	2	2.5	17,687	18,500	$46.14	$46.78	$9.46	2.3
	810 Seventh Avenue	2	4.8	33,905	38,722	$40.42	$59.84	$34.88	—
	1350 Avenue of the Americas	1	0.3	3,149	3,185	$67.56	$66.80	$—	—
	420 Lexington Avenue	14	4.4	21,342	28,545	$40.31	$44.21	$20.08	1.0
	333 West 34th Street	1	10.6	110,631	112,940	$31.19	$29.92	$34.38	7.0
	Total/Weighted Average	37	7.8	285,728	305,082	$37.79	$38.07	$29.83	3.7

Retail
	1515 Broadway	2	11.9	25,785	25,155	$431.91	$119.82	$—	3.5
	220 East 42nd Street	1	5.6	5,438	4,495	$70.00	$48.71	$—	—
	120 West 45th Street	1	15.0	4,383	4,681	$71.78	$54.60	$—	7.0
	1185 Avenue of the Americas	1	10.0	779	818	$70.00	$113.29	$—	4.0
	Total/Weighted Average	5	11.5	36,385	35,149	$329.24	$101.89	$—	3.6

Storage
	220 East 42nd Street	1	5.6	658	658	$30.00	$30.05	$—	—
	Total/Weighted Average	1	5.6	658	658	$30.00	$30.05	$—	—

Leased Space
	Office (3)	37	7.8	285,728	305,082	$37.79	$38.07	$29.83	3.7
	Retail	5	11.5	36,385	35,149	$329.24	$101.89	$—	3.6
	Storage	1	5.6	658	658	$30.00	$30.05	$—	—
	Total	43	8.1	322,771	340,889	$67.83	$45.41	$26.70	3.6

Total Available Space as of 6/30/10				1,772,914

Early Renewals
Office
	317 Madison Avenue	2	5.0	5,756	6,088	$37.96	$39.73	$2.21	2.0
	220 East 42nd Street	1	10.0	76,696	84,594	$50.50	$54.75	$15.00	1.0
	461 Fifth Avenue	1	3.8	6,369	6,713	$68.00	$111.18	$—	—
	28 West 44th Street	1	10.0	2,599	2,660	$37.50	$42.82	$7.34	—
	521 Fifth Avenue	1	10.3	18,656	20,987	$35.00	$31.23	$25.00	4.0
	420 Lexington Avenue	4	5.1	5,609	6,368	$43.22	$39.08	$3.14	0.2
	331 Madison Avenue	2	0.5	29,000	29,000	$33.31	$33.31	$—	—
	Total/Weighted Average	12	7.6	144,685	156,410	$44.98	$48.62	$11.81	1.2

Storage
	220 East 42nd Street	1	10.0	12,672	16,008	$25.00	25.00	$15.00	1.0
	Total/Weighted Average	1	10.0	12,672	16,008	$25.00	$25.00	$15.00	1.0

Renewals
	Early Renewals Office	12	7.6	144,685	156,410	$44.98	$48.62	$11.81	1.2
	Early Renewals Storage	1	10.0	12,672	16,008	$25.00	$25.00	$15.00	1.0
	Total	13	7.8	157,357	172,418	$43.12	$46.42	$12.10	1.1

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $37.25/rsf for 269,382 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $40.09/rsf for 425,792 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/10			862,253

Space which became available during the Quarter (A):
Office
	520 White Plains Road	1	6,048	6,048	$28.23
	115-117 Stevens Avenue	2	7,212	7,212	$22.99
	200 Summit Lake Drive	1	12,788	12,788	$29.48
	140 Grand Street	1	2,135	2,135	$31.50
	360 Hamilton Avenue	1	15,521	15,521	$36.54
	4 Landmark Square	2	4,500	4,500	$29.99
	300 Main Street	4	4,849	4,849	$31.76
	1010 Washington Boulevard	1	3,461	3,461	$29.25
	1055 Washington Boulevard	1	3,249	3,249	$15.46
	Jericho Plaza	1	14,922	14,922	$35.72
	16 Court Street	2	2,670	2,670	$43.68
	Total/Weighted Average	17	77,355	77,355	$31.52

Retail
	3 Landmark Square	1	988	988	$25.00
	4 Landmark Square	1	320	320	$25.66
	Total/Weighted Average	2	1,308	1,308	$25.16

Storage
	200 Summit Lake Drive	1	740	822	$12.00
	5 Landmark Square	1	121	121	$15.00
	Jericho Plaza	1	573	573	$16.13
	Total/Weighted Average	3	1,434	1,516	$13.80

	Total Space became Available during the Quarter
	Office	17	77,355	77,355	$31.52
	Retail	2	1,308	1,308	$25.16
	Storage	3	1,434	1,516	$13.80
		22	80,097	80,179	$31.08

	Total Available Space		942,350

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/10				942,350

Office
	1100 King Street - 3 Int’l Drive	1	5.0	6,395	6,400	$27.00	$—	$5.00	—
	1100 King Street - 5 Int’l Drive	1	5.3	2,107	2,107	$25.00	$27.81	$8.15	4.0
	520 White Plains Road	1	4.2	6,048	6,048	$24.45	$28.23	$5.00	2.0
	115-117 Stevens Avenue	2	7.0	17,631	17,631	$20.23	$—	$13.00	9.1
	140 Grand Street	1	5.3	2,135	2,135	$27.00	$31.50	$16.60	4.0
	1 Landmark Square	4	6.6	11,930	12,030	$35.04	$31.16	$22.93	4.4
	4 Landmark Square	1	5.3	2,500	2,500	$26.00	$27.23	$5.63	3.0
	300 Main Street	2	3.7	2,849	2,849	$29.87	$33.11	$2.06	—
	1055 Washington Boulevard	1	2.1	1,140	1,140	$32.00	$—	$5.84	1.0
	Jericho Plaza	1	5.3	1,705	1,749	$33.05	$31.47	$29.17	—
	16 Court Street	2	3.6	9,360	9,489	$28.90	$31.55	$16.14	—
	Total/Weighted Average	17	5.5	63,800	64,078	$26.97	$30.15	$13.27	3.9

Retail
	3 Landmark Square	1	20.0	988	988	$35.00	$25.00	$—	6.0
	4 Landmark Square	1	5.0	320	320	$25.66	$25.66	$—	—
	Total/Weighted Average	2	16.3	1,308	1,308	$32.71	$25.16	$—	4.5

Storage
	200 Summit Lake Drive	1	8.8	740	940	$11.00	$10.49	$—	—
	1 Landmark Square	2	5.2	200	200	$15.00	$—	$—	—
	5 Landmark Square	1	5.0	121	121	$15.00	$15.00	$—	—
	Total/Weighted Average	4	7.8	1,061	1,261	$12.02	$11.01	$—	—

Leased Space
	Office (3)	17	5.5	63,800	64,078	$26.97	$30.15	$13.27	3.9
	Retail	2	16.3	1,308	1,308	$32.71	$25.16	$—	4.5
	Storage	4	7.8	1,061	1,261	$12.02	$11.01	$—	—
	Total	23	5.8	66,169	66,647	$26.80	$29.21	$12.76	3.9

Total Available Space as of 6/30/10				876,181

Early Renewals
Office
	200 Summit Lake Drive	1	5.0	2,512	2,512	$24.00	$37.56	$23.00	—
	360 Hamilton Avenue	1	5.2	16,197	16,197	$34.00	$36.54	$17.03	2.0
	4 Landmark Square	1	3.5	9,985	12,135	$36.50	$29.20	$5.00	—
	1010 Washington Boulevard	1	7.5	2,450	2,450	$22.75	$25.66	$2.50	6.0
	The Meadows	1	5.0	5,704	5,704	$25.00	$29.64	$6.00	4.0
	Total/Weighted Average	5	4.8	36,848	38,998	$32.11	$32.63	$11.15	1.8

Retail
	1 Landmark Square	1	5.2	11,500	11,500	$32.00	33.07	$10.00	2.0
	Total/Weighted Average	1	5.2	11,500	11,500	$32.00	$33.07	$10.00	2.0

Storage
	1010 Washington Boulevard	1	7.5	414	414	$12.00	12.00	$—	—
	The Meadows	1	5.0	600	600	$18.00	18.00	$—	—
	Total/Weighted Average	2	6.0	1,014	1,014	$15.55	$15.55	$—	—

Renewals
	Early Renewals Office	5	4.8	36,848	38,998	$32.11	$32.63	$11.15	1.8
	Early Renewals Retail	1	5.2	11,500	11,500	$32.00	$33.07	$10.00	2.0
	Early Renewals Storage	2	6.0	1,014	1,014	$15.55	$15.55	$—	—
	Total	8	4.9	49,362	51,512	$31.76	$32.39	$10.67	1.8

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $28.86/rsf for 26,384 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $30.80/rsf for 65,382 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	14	39,867	0.29%	$1,600,212	$40.14	$53.45		3	20,682	0.31%	$975,936	$47.19	$59.19
In 2nd Quarter 2010 (1)	9	139,538	1.00%	$4,752,240	$34.06	$45.79		—	—	—	—	—	—
In 3rd Quarter 2010	31	104,142	0.75%	$5,366,988	$51.54	$60.22		7	46,725	0.70%	$2,633,628	$56.36	$65.54
In 4th Quarter 2010	31	269,536	1.94%	$14,198,280	$52.68	$51.09		4	22,356	0.34%	$1,041,972	$46.61	$54.09

Total 2010	85	553,083	3.98%	$25,917,720	$46.86	$51.64		14	89,763	1.35%	$4,651,536	$51.82	$61.22

In 1st Quarter 2011	39	308,297	2.22%	$16,029,420	$51.99	$50.88		5	65,391	0.98%	$3,588,144	$54.87	$59.62
In 2nd Quarter 2011	32	157,185	1.13%	$9,030,468	$57.45	$69.66		1	6,334	0.10%	$413,568	$65.29	$72.00
In 3rd Quarter 2011	29	194,654	1.40%	$11,523,036	$59.20	$51.13		5	55,238	0.83%	$3,481,140	$63.02	$59.37
In 4th Quarter 2011	20	163,946	1.18%	$8,882,484	$54.18	$55.33		6	45,222	0.68%	$2,568,768	$56.80	$64.42

Total 2011	120	824,082	5.93%	$45,465,408	$55.17	$55.41		17	172,185	2.59%	$10,051,620	$58.38	$61.25

2012	116	811,140	5.84%	$43,504,656	$53.63	$54.08		20	163,385	2.45%	$9,503,388	$58.17	$61.98
2013	103	1,403,624	10.10%	$70,748,748	$50.40	$48.71		9	107,569	1.62%	$6,076,248	$56.49	$56.57
2014	65	829,399	5.97%	$43,013,592	$51.86	$53.36		17	115,939	1.74%	$8,889,756	$76.68	$88.92
2015	72	662,656	4.77%	$32,736,492	$49.40	$52.11		22	1,505,691	22.62%	$85,804,188	$56.99	$55.41
2016	43	980,934	7.06%	$53,092,176	$54.12	$60.29		10	116,034	1.74%	$6,254,208	$53.90	$61.90
2017	63	1,790,832	12.89%	$93,757,224	$52.35	$53.62		9	124,121	1.86%	$7,699,344	$62.03	$63.67
2018	26	536,963	3.86%	$40,274,196	$75.00	$69.66		14	780,227	11.72%	$46,141,260	$59.14	$80.29
2019	21	570,474	4.11%	$32,584,332	$57.12	$56.61		6	173,392	2.61%	$11,046,816	$63.71	$63.06
Thereafter	80	4,930,772	35.49%	$252,026,304	$51.11	$55.64		16	672,433	10.10%	$30,210,732	$44.93	$61.40
	794	13,893,959	100.00%	$733,120,848	$52.77	$55.02		154	4,020,739	60.41%	$226,329,096	$56.29	$63.66

							(4)	2	2,634,670	39.59%	$102,945,936
								156	6,655,409	100.00%	$329,275,032

(1) Includes month to month holdover tenants that expired prior to 6/30/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	13	134,141	4.40%	$2,603,676	$19.41	$17.90	1	1,646	0.06%	$29,496	$17.92	$20.00
In 2nd Quarter 2010 (1)	5	44,517	1.46%	$1,264,092	$28.40	$27.71	3	10,780	0.40%	$314,124	$29.14	$32.00
In 3rd Quarter 2010	14	108,179	3.55%	$3,174,036	$29.34	$35.29	0	0	0.00%	$0	$0.00	$0.00
In 4th Quarter 2010	14	120,554	3.96%	$3,436,610	$28.51	$29.51	5	28,757	1.07%	$1,364,148	$47.44	$30.45

Total 2010	46	407,391	13.37%	$10,478,414	$25.72	$27.03	9	41,183	1.53%	$1,707,768	$41.47	$30.43

1st Quarter 2011	17	143,264	4.70%	$4,412,628	$30.80	$35.83	4	18,342	0.68%	$497,724	$27.14	$26.31
2nd Quarter 2011	17	293,063	9.62%	$9,206,424	$31.41	$35.43	8	20,522	0.76%	$771,288	$37.58	$29.56
3rd Quarter 2011	15	68,245	2.24%	$2,406,636	$35.26	$35.15	5	26,863	1.00%	$936,492	$34.86	$30.31
4th Quarter 2011	14	17,233	0.57%	$485,892	$28.20	$31.15	5	41,283	1.54%	$1,232,640	$29.86	$29.59

Total 2011	63	521,805	17.13%	$16,511,580	$31.64	$35.36	22	107,010	3.98%	$3,438,144	$32.13	$29.20

2012	31	224,838	7.38%	$7,519,560	$33.44	$34.91	22	232,733	8.65%	$8,335,176	$35.81	$33.22
2013	36	401,036	13.16%	$13,772,616	$34.34	$32.61	21	96,950	3.61%	$3,012,876	$31.08	$36.25
2014	24	245,575	8.06%	$7,587,732	$30.90	$31.02	29	295,708	11.00%	$10,283,760	$34.78	$32.74
2015	32	279,511	9.18%	$8,884,164	$31.78	$31.91	16	130,976	4.87%	$3,848,160	$29.38	$32.24
2016	20	383,563	12.59%	$11,153,364	$29.08	$32.54	6	88,032	3.27%	$2,744,976	$31.18	$32.75
2017	10	72,771	2.39%	$2,159,280	$29.67	$30.51	6	59,173	2.20%	$2,253,348	$38.08	$33.34
2018	8	128,283	4.21%	$4,422,528	$34.47	$34.95	4	61,523	2.29%	$2,161,416	$35.13	$32.93
2019	9	228,599	7.50%	$6,847,068	$29.95	$30.40	6	38,432	1.43%	$1,361,208	$35.42	$34.62
Thereafter	12	153,020	5.02%	$4,329,624	$28.29	$33.61	11	1,537,331	57.17%	$43,969,032	$28.60	$34.51

	291	3,046,392	100.00%	$93,665,930	$30.75	$32.24	152	2,689,051	100.00%	$83,115,864	$30.91	$33.76

(1) Includes month to month holdover tenants that expired prior to 6/30/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2010	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	92.4	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	88.1	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	95.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th Street - remaining 35%	Fee Interest	Midtown West	—		95.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	83.1	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	88.2	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	97.9	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	97.9	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Avenue of the Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	N/A	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	99.1	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	95.8	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	93.9	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	90.6	$105,000,000
Apr-05	1 Madison Avenue - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Avenue Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		99.1	$91,200,000
2006 Acquisitions
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	74.5	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	97.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		93.9	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	76.0	$285,000,000
2007 Acquisitions
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	95.8	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	73.6	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000
2010 Acquisitions
Jan-10	100 Church Street	Fee Interest	Downtown	1,047,500	41.3	43.4	$181,600,000
May-10	600 Lexington Avenue - 55% JV	Fee Interest	Plaza District	303,515	93.6	93.6	$193,000,000
				1,351,015			$374,600,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01 the Company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the Company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2010	Price ($’s) (1)

2007 Acquisitions
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	90.7	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	86.9	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	82.8	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	92.9	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	51.9	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	86.1	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	15.1	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	84.7	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2009 Sales
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2010	Price ($’s) (1)

2005 Acquisitions
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron	21,500	90.0	77.6	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisitions
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisitions
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	49.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	49.0	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison Avenue	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Avenue South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	744,000,000	$490

2010 Sales
May-10	1221 Avenue of the Americas (6)	Fee Interest	Rockefeller Center	2,550,000	$1,280,000,000	$502

(1) Company sold a 45% JV interest in the property at an implied $126.5 million sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5 million sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0 million sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0 million sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0 million sales price.

(6) Company sold a 45% JV interest in the property at an implied $1.28 billion sales price.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Andrew Rosivach	(415) 249-7942	andrew.rosivach@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Robert Stevenson	(212) 857-6168	robert.stevenson@macquarie.com
Morgan Stanley	Chris Caton	(415) 576-2637	chris.caton@morganstanley.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.